Filed pursuant to Rule 424(b)(3)
Registration No. 333-120847

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
SUPPLEMENT NO. 1 DATED FEBRUARY 24, 2006
TO THE PROSPECTUS DATED SEPTEMBER 20, 2005

This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard Opportunity REIT I, Inc. dated September 20, 2005. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares in Behringer Harvard Opportunity REIT I;

(2)	a cautionary statement regarding exhibits;

(3)	revised disclosure regarding management compensation;

(4)	revised disclosure regarding conversion of the shares of convertible stock;

(5)	the adoption of our share redemption program;

(6)	disclosure regarding two new directors of Behringer Harvard Opportunity REIT I;

(7)	revised disclosure regarding the term of the property management agreement with HPT Management;

(8)	the potential acquisition of a two-story office building containing approximately 70,705 rentable square feet in Minnetonka, Minnesota;

(9)	revisions to the price per share at which shares are offered pursuant to our distribution reinvestment plan; and

(10)	updated prior performance tables included as Exhibit A to the prospectus.

Status of the Offering

We commenced the initial public offering of shares of our common stock on September 20, 2005. Until subscriptions aggregating at least $2,000,000 were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with Citibank Texas, N.A. The conditions of the escrow agreement were satisfied on October 27, 2005. In addition, there were special escrow accounts established under the escrow agreement for subscriptions from residents of Pennsylvania and New York , and we would not accept subscriptions from residents of these states until we have received qualifying subscriptions aggregating at least $23,800,000 and $2,500,000, respectively. The conditions of the special escrow account for New York were satisfied as of October 31, 2005. The conditions of the special escrow account for Pennsylvania were satisfied as of January 12, 2006, but no shares of common stock have been sold in Pennsylvania since we are not authorized to sell our common stock in Pennsylvania at this time. We have accepted investors’ subscriptions to this offering received through January 31, 2006 and issued approximately 3,171,000 shares of our common stock, with gross proceeds of approximately $31,646,000 distributed to us.

Statement Regarding Exhibits

The following paragraph is added to our prospectus on page 2, immediately following the section captioned “Suitability Standards”:

CAUTIONARY STATEMENT REGARDING EXHIBITS

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to this prospectus or any amendment or supplement thereto are made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, those representations, warranties or covenants were accurate only as of the date when made. Accordingly, the representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Management Compensation

We will pay a development fee for the packaging of a property or mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific property; provided, however, that we will not pay a development fee to an affiliate of our advisor in respect of the development of any project if our advisor or any of its affiliates elects to receive an acquisition and advisory fee in respect of such development. Accordingly, we have revised the disclosure in the compensation tables included under the sections of the prospectus captioned “Prospectus Summary - Compensation to our Advisor and its Affiliates” beginning on page 11 of the prospectus and “Management - Management Compensation” beginning on page 78 prospectus as follows:

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount
Development Fee - Behringer Development
We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.
Actual amounts are dependent upon usual and customary development fees for specific projects. Therefore, the amount cannot be determined at the present time.

Convertible Stock

The following replaces the first paragraph under the chart on page 13 of the prospectus contained in the section of our prospectus captioned “Prospectus Summary - Compensation to our Advisor and its Affiliates”:

We have issued 1,000 shares of our convertible stock for an aggregate purchase price of $1,000 to Behringer Harvard Holdings, an affiliate of our advisor. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of our stockholders’ interest in us. The terms of the convertible stock provide that, generally, Behringer Harvard Holdings will receive shares of common stock with a value equal to 15% of the excess of our enterprise value plus distributions paid to stockholders over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. See “Description of Shares - Convertible Stock.”

Share Redemption Program

The following information replaces the first paragraph of the section of our prospectus captioned “Prospectus Summary - Share Redemption Program” on page 14 of the prospectus:

On October 5, 2005, the SEC granted us exemptive relief from rules restricting issuer purchases during distributions with respect to our share redemption program. Accordingly, on February 17, 2006, our board of directors adopted our share redemption program, which permits you to sell your shares back to us after you have held them for a least one year, subject to the significant conditions and limitations described below. The per share redemption price will equal:

•
prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or

•
after we begin obtaining appraisals performed by an independent third party, the lesser of (i) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

The following information replaces the first paragraph of the section of our prospectus captioned “Description of Shares - Share Redemption Program” on page 148 of the prospectus:

On October 5, 2005, the SEC granted us exemptive relief from rules restricting issuer purchases during distributions with respect to our share redemption program. Accordingly, on February 17, 2006, our board of directors adopted our share redemption program, which permits you to sell your shares back to us after you have held them for a least one year, subject to the significant conditions and limitations described below.

All other references in the prospectus to the potential or future adoption of the share redemption program are revised to reflect the adoption of the share redemption program on February 17, 2006.

Management

The following information should be read in conjunction with the information contained in the section of our prospectus captioned “Questions and Answers About This Offering - What is the experience of your officers, directors and key employees?” beginning on page 21 of the prospectus:

Steven J. Kaplan - one of our independent directors, has over 28 years of experience in the commercial real estate industry. From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels. From 1994 through 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc., a national valuation and consulting firm. In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division. Landauer was sold to Grubb & Ellis in 1999, and Mr. Kaplan served as chief operating officer of this international brokerage and property management firm. Since leaving Grubb & Ellis in 2000, Mr. Kaplan has served as an advisor to leading real estate service providers. Mr. Kaplan is an attorney and is admitted to practice law in Texas, Iowa and Illinois.

The following information replaces the information contained in the section of our prospectus captioned “Management - Audit Committee” on page 64 of the prospectus:

The audit committee will meet on a regular basis at least four times a year. Barbara C. Bufkin, Robert J. Chapman and Steven J. Kaplan currently serve on our audit committee. Each member of the audit committee is an independent director. Our board of directors has adopted our Audit Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors’ independence and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

The following information replaces the information contained in the section of our prospectus captioned “Management - Compensation Committee” beginning on page 64 of the prospectus:

Our board of directors has also established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our employees and officers and our directors. Barbara C. Bufkin, Robert J. Chapman and Steven J. Kaplan serve on the compensation committee and are independent directors. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. Our board of directors has adopted a Compensation Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com.

The following information replaces the information contained in the section of our prospectus captioned “Management - Nominating Committee” on page 65 of the prospectus:

The nominating committee is comprised of Barbara C. Bufkin, Robert J. Chapman and Steven J. Kaplan, each of whom is an independent director. The nominating committee will recommend nominees to serve on our board of directors. The nominating committee has a written charter approved by the board of directors, which can be found on the web site of Behringer Harvard Funds at www.bhfunds.com. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

The following information should be read in conjunction with the information contained in the section of our prospectus captioned “Management - Executive Officers and Directors” beginning on page 65 of the prospectus:

On February 17, 2006, our board of directors approved the expansion of the board from three members to five members and elected Steven J. Kaplan and Robert S. Aisner to fill the vacancies created thereby. Mr. Kaplan was also appointed as a member of the Audit Committee and Nominating Committee and as Chairman of the Compensation Committee.

In addition to serving as a director, Mr. Aisner has served as our President since our inception in November 2004 and also serves as our Chief Operating Officer. Mr. Aisner also serves as an officer of the other Behringer Harvard companies, including our advisor, for which he serves as President. Although we do not have any paid employees, we pay fees to our advisor and other affiliates. For a more detailed discussion of these fees, please see the section of our prospectus captioned “Management - Management Compensation.”

Steven J. Kaplan has served as one of our independent directors since February 17, 2006. He has over 28 years of experience in the commercial real estate industry. From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels. From 1994 through 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc., a national valuation and consulting firm. In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division. Landauer was sold to Grubb & Ellis in 1999, and Mr. Kaplan served as chief operating officer of this international brokerage and property management firm. Since leaving Grubb & Ellis in 2000, Mr. Kaplan has served as an advisor to leading real estate service providers. Mr. Kaplan is an attorney and is admitted to practice law in Texas, Iowa and Illinois.

Property Manager

The following information replaces the first full paragraph on page 77 of the prospectus in the section of our prospectus captioned “Management - Affiliated Companies - Property Manager”:

The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of seven years ending September 20, 2012, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

The following replaces the information contained in the section of our prospectus captioned “Conflicts of Interest - Affiliated Property Manager” on page 90 of the prospectus:

We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a seven-year term ending September 20, 2012, and shall continue thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management. HPT Management also serves as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management - Affiliated Companies.”

Potential Property Acquisition

On February 22, 2006, Behringer Harvard Opportunity OP I, LP, our operating partnership, entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in Minnetonka, Minnesota (12600 Whitewater) from an unaffiliated seller, Metropolitan Life Insurance Company. 12600 Whitewater is a two-story office building containing approximately 70,705 rentable square feet located on approximately 6.14 acres of land. The contract price for 12600 Whitewater is $9,000,000, excluding closing costs. We made an earnest money deposit of $250,000 on February 22, 2006 and an additional deposit of $250,000 on February 24, 2006.

The consummation of the purchase of 12600 Whitewater is subject to substantial conditions. Our decision to consummate the acquisition of 12600 Whitewater will generally depend upon:

•	the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•	no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of 12600 Whitewater. We cannot make any assurances that the closing of this acquisition is probable.

In evaluating 12600 Whitewater as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at 12600 Whitewater is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. 12600 Whitewater will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

Distribution Reinvestment Plan

Until the termination of our offering of shares of common stock, all shares offered for sale pursuant to our distribution reinvestment plan will be offered at a per share price of $9.50. Therefore, all references in our prospectus to the per share price of shares offered pursuant to our distribution reinvestment plan, until the termination of the offering, are hereby amended to provide that such shares will be offered at a price of $9.50 per share. Furthermore, the following information replaces the first paragraph of the section of our prospectus captioned “Summary of Distribution Reinvestment and Automatic Purchase Plans” on page 156 of the prospectus:

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 8,000,000 shares for sale pursuant to our distribution reinvestment plan at a price per share of $9.50. Such price will be available only until the termination of this offering, which is anticipated to be on or before September 20, 2007. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan up to the sixth anniversary of the termination of this offering. The following is a summary of our distribution reinvestment plan. A complete copy of our form of amended and restated distribution reinvestment plan is included in this prospectus as Exhibit C.

We have adopted the Amended and Restated Distribution Reinvestment Plan attached as Exhibit C to this Supplement effective as of April 5, 2006. As a result, effective as of April 5, 2006, the Amended and Restated Distribution Reinvestment Plan attached as Exhibit C to this Supplement replaces the Distribution Reinvestment Plan attached as Exhibit C to our prospectus.

Prior Performance Tables

The prior performance tables dated as of December 31, 2004 attached as Exhibit A to this Supplement (which have not been audited) replace the corresponding information in Exhibit A to the prospectus.

EXHIBIT A
PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the affiliates of our advisor (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Opportunity REIT I. With the exception of the Prior Real Estate Programs which have been aggregated in the following tables as the “Marina/Golf Programs,” which represents 12 separate programs which invested in recreational properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Opportunity REIT I intends to acquire. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in the Behringer Harvard Opportunity REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

The advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is the chief executive officer of our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and is the founder of the Behringer Harvard Opportunity REIT I and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Prior Real Estate Programs

Table IV - Results of Completed Programs

Table V - Results of Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which the Behringer Harvard Opportunity REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2004.

	Behringer Harvard REIT I, Inc.		Behringer Harvard Mid-Term Value Enhancement Fund I LP		Behringer Harvard Short-Term Opportunity Fund I LP		Behringer Harvard Minnesota Center TIC I, LLC (1)

Dollar amount offered	$880,000,000		$440,000,000		$110,000,000		$16,500,000
Dollar amount raised	130,594,478	(14.8%)	31,525,921	(7.2%)	68,906,133	(62.6%)	16,158,087	(97.9%)	(7)

Less offering expenses:
Selling commissions and discounts retained by affiliates	8,893,637	(6.8%)	2,153,537	(6.8%)	4,390,581	(6.4%)	1,535,018	(9.5%)
Organizational expenses	3,244,938	(2.5%)	780,755	(2.5%)	1,718,537	(2.5%)	119,231	(0.7%)
Marketing and offering expenses	3,249,184	(2.5%)	783,951	(2.5%)	1,709,073	(2.5%)	355,006	(2.2%)
Reserve for operations	-		-		-		203,000	(1.3%)
Other	14,386	(0.0%)	14,358	(0.0%)	12,176	(0.0%)	-	(0.0%)

Percent available for investment	$115,192,333	(88.2%)	$27,793,320	(88.2%)	$61,075,766	(88.6%)	$13,945,832	(86.3%)

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment(11)	68,132,579	(43.2%)	17,710,192	(97.1%)	24,645,000	(41.1%)	14,443,490	(31.2%)
Acquisition fees(12)	5,323,225	(3.4%)	537,750	(2.9%)	2,012,844	(3.4%)	1,218,000	(2.6%)
Loan costs	1,689,554	(1.1%)	-	(0.0%)	840,078	(1.4%)	631,407	(1.4%)
Proceeds from mortgage financing	82,405,340	(52.3%)	-	(0.0%)	32,517,800	(54.2%)	30,000,000	(64.8%)	(13)

Total acquisition costs(24)	$157,550,698		$18,247,942		$60,015,723		$46,292,897

Percent leveraged		52.3%		0.0%		54.2%		64.8%

Date offering began	02/19/03		02/19/03		02/19/03		07/10/03

Length of offering (in months)	24		24		24		2

Months to invest 90 percent of amount available for investment (measured from date of offering)							2

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Enclave S LP(1)			Behringer Harvard Beau Terre S, LLC(1)		Behringer Harvard St. Louis Place S, LLC(1)			Behringer Harvard Colorado Building S, LLC

Dollar amount offered	$12,100,000			$17,800,000		$16,500,000			$24,800,000
Dollar amount raised	10,988,042	(90.8%)	(8)	17,762,000	(99.8%)	15,540,066	(94.2%)	(9)	22,605,760	(91.2%)

Less offering expenses:
Selling commissions and discounts retained by affiliates	1,043,864	(9.5%)		1,691,000	(9.5%)	1,476,307	(9.5%)		2,147,547	(9.5%)
Organizational expenses	38,800	(0.4%)		91,692	(0.5%)	120,145	(0.8%)		120,504	(0.5%)
Marketing and offering expenses	235,901	(2.1%)		132,833	(0.7%)	268,357	(1.7%)		368,647	(1.6%)
Reserve for operations	286,500	(2.6%)		250,000	(1.4%)	300,000	(1.9%)		440,000	(1.9%)
Other	-	(0.0%)		-	(0.0%)	-	(0.0%)		-	(0.0%)

Percent available for investment	$9,382,977	(85.4%)		$15,596,475	(87.8%)	$13,375,257	(86.1%)		$19,529,062	(86.4%)

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment(11)	8,826,156	(29.1%)		12,720,350	(23.6%)	12,480,948	(36.6%)		26,835,256	(50.1%)
Acquisition fees(12)	1,211,500	(4.0%)		2,000,000	(3.7%)	1,300,000	(3.8%)		1,320,000	(2.5%)
Loan costs	250,623	(0.8%)		805,377	(1.5%)	344,515	(1.0%)		454,257	(0.8%)
Proceeds from mortgage financing	20,000,000	(66.0%)	(14)	38,400,000	(71.2%)	20,000,000	(58.6%)	(15)	25,000,000	(46.6%)

Total acquisition costs(24)	$30,288,279			$53,925,727		$34,125,463			$53,609,513

Percent leveraged		66.0%			71.2%		58.6%			46.6%

Date offering began	03/01/04			05/12/04		06/01/04			07/08/04

Length of offering (in months)	2			2		2			2

Months to invest 90 percent of amount available for investment (measured from date of offering)	2			2		2			2

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Travis Tower S LP		Behringer Harvard Pratt S, LLC		Harvard Property Trust, Inc.(2)			Marina/Golf Programs(3)

Dollar amount offered	$26,250,000		$28,000,000		$76,100,000	(5))		$20,559,394	(6))
Dollar amount raised	22,807,290	(86.9%)	26,323,203	(94.0%)	60,387,475	(79.4%)	(5)	20,559,394	(100.0%)

Less offering expenses:
Selling commissions and discounts retained by affiliates	2,166,693	(9.5%)	2,500,704	(9.5%)	-			-
Organizational expenses	150,000	(0.7%)	109,755	(0.4%)	246,563	(0.4%)		-
Marketing and offering expenses	420,182	(1.8%)	548,325	(2.1%)	1,032,263	(1.7%)	(10)	-
Reserve for operations	100,000	(0.4%)	150,000	(0.6%)	-			-
Other	-	(0.0%)	-	(0.0%)	-	(0.0%)		-

Percent available for investment	$19,970,415	(87.6%)	$23,014,419	(87.4%)	$59,108,649	(97.9%)		$20,559,394	(100.0%)

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment(11)	14,250,000	(26.0%)	21,988,411	(36.0%)	56,176,180	(35.8%)		19,725,178	(38.0%)
Acquisition fees(12)	2,340,000	(4.3%)	1,582,500	(2.6%)	544,375	(0.3%)		463,000	(0.9%)
Loan costs	445,000	(0.8%)	448,900	(0.7%)	1,835,419	(1.2%)		371,216	(0.7%)
Proceeds from mortgage financing	37,750,000	(68.9%)	37,000,000	(60.6%)	98,520,000	(62.7%)	(16)	31,407,459	(60.4%)	(17)

Total acquisition costs(24)	$54,785,000		$61,019,811		$157,075,974			$51,966,853

Percent leveraged		68.9%		60.6%		62.7%			60.4%

Date offering began	09/17/04		11/11/04		11/22/95			6/30/95

Length of offering (in months)	2		2		27			76(25))

Months to invest 90 percent of amount available for investment (measured from date of offering)	2		2		27			76(25))

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Harvard Property I, L.P.(4)			Harvard Property III, L.P.(4)			BRP (Renner Plaza), L.P.(4)			BRP (SV), L.P. (4)

Dollar amount offered	$1,186,254	(6)		$1,100,000	(6))		$1,326,578	(6))		$3,051,000	(6))
Dollar amount raised	1,186,254	(100.0%)		1,100,000	(100.0%)		1,326,578	(100.0%)		3,051,000	(100.0%)

Less offering expenses:
Selling commissions and discounts retained by affiliates	-			-			-			-
Organizational expenses	-			-			-			-
Marketing and offering expenses	-			-			-			-
Reserve for operations	-			-			-			-
Other	-			-			-			-

Percent available for investment	$1,186,254	(100.0%)		$1,100,000	(100.0%)		$1,326,578	(100.0%)		$3,051,000	(100.0%)

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment(11)	1,176,023	(28.1%)		1,064,785	(28.8%)		1,222,144	(26.7%)		2,869,406	(32.4%)
Acquisition fees(12)	-			-			35,500	(0.8%)		84,500	(1.0%)
Loan costs	10,231	(0.2%)		35,215	(1.0%)		68,934	(1.5%)		97,094	(1.1%)
Proceeds from mortgage financing	3,000,000	(71.7%)	(18)	2,600,000	(70.3%)	(19)	3,250,000	(71.0%)	(20)	5,800,000	(65.5%)	(21)

Total acquisition costs(24)	$4,186,254			$3,700,000			$4,576,578			$8,851,000

Percent leveraged		71.7%	(19)		70.3%			71.0%			65.5%

Date offering began	04/05/95			06/21/95			12/04/99			10/21/00

Length of offering (in months)	2			2			2			2

Months to invest 90 percent of amount available for investment (measured from date of offering)	2			2			2			2

Past performance is not necessarily indicative of future performance.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	6142 Campbell, LTD.(4)				Behringer Partners Stemmons LP(4)

Dollar amount offered	$240,000	(6)			$401,900	(6)
Dollar amount raised	240,000		(100.0%)		401,900		(100.0%)

Less offering expenses:
Selling commissions and discounts retained by affiliates	-				-
Organizational expenses	-				-
Marketing and offering expenses	-				-
Reserve for operations	-				-
Other	-				-

Percent available for investment	$240,000		(100.0%)		$401,900		(100.0%)

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment(11)	220,687		(23.5%)		338,501		(19.5%)
Acquisition fees(12)	19,130		(2.0%)		3,951		(0.2%)
Loan costs	183		(0.0%)		59,448		(3.4%)
Proceeds from mortgage financing	700,000		(74.5%)	(22)	1,330,000		(76.8%)	(23)

Total acquisition costs(24)	$940,000				$1,731,900

Percent leveraged			74.5%				76.8%

Date offering began	05/01/96				02/01/01

Length of offering (in months)	2				2

Months to invest 90 percent of amount available for investment (measured from date of offering)	2				2
______________________________________________________________________
(1)	Single asset acquired in a tenant-in-common structure.
(2)	Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(3)
Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational properties, which is not similar to the investment objectives of Behringer Harvard REIT I. These programs hold a total of ten income-producing properties, consisting of seven marinas and three golf facilities, with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - one program, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - two programs and 2003 - no programs.

TABLE I - MARINA/GOLF PROGRAMS (1995 - 1998)
           EXPERIENCE IN RAISING AND INVESTING FUNDS
	1995	%	1996	%	1997	%	1998	%
Dollar amount offered	$1,399,276	100%	$—	—	$549,000	100%	$1,300,200	100%
Dollar amount raised	1,399,276	100%	—	—	549,000	100%	1,300,200	100%
Less offering expenses:
Selling commissions and discounts	—	—	—	—	—	—	—	—
Organizational expenses	—	—	—	—	—	—	—	—
Marketing support and due diligence	—	—	—	—	—	—	—	—
Reserve for operations	—	—	—	—	—	—	—	—
Other	—		—		—		—
Amount available for investment	$1,399,276	100%	$—	—	$549,000	100%	$1,300,200	100%
Acquisition costs:
Cash down payment	1,321,081	30.0%	—	—	473,341	19.5%	1,112,200	12%
Acquisition fees	40,000	0.9%		—	30,000	1.2%	88,000	1%
Loan costs	38,195	0.9%		—	45,659	1.9%	100,000	1.1%
Proceeds from Mortgage Financing	3,000,000	68.2%	—	—	1,880,000	77.4%	7,900,000	85.9%
Total Acquisition costs	$4,399,276	100%	$—	—	$2,429,000	100%	$9,200,200	100%
Percent leveraged (mortgage financing divided by total acquisition costs)	68.2%	68.2%	—	—	77.4%	77.4%	85.9%	85.9%
Date offering began	06/30/95				03/30/97		04/05/98
Length of offering (in months)	2		—		2		2
Months to invest 90 percent of amount available for investment measured from date of offering	2				2		2

Past performance is not necessarily indicative of future performance.

TABLE I - MARINA/GOLF PROGRAMS (1999 - 2002)
	1999	%	2000	%	2001	%	2002	%
Dollar amount offered	$4,660,918	100%	$4,250,000	100%	$8,400,000	100%	$—	—
Dollar amount raised	4,660,918	100%	4,250,000	100%	8,400,000	100%	—	—
Less offering expenses:
Selling commissions and discounts	—	—	—	—	—	—	—	—
Organizational expenses	—	—	—	—	—	—	—	—
Marketing support and due diligence	—	—	—	—	—	—	—	—
Reserve for operations	—	—	—	—	—	—	—	—
Other	—		—		—		—
Amount available for investment	$4,660,918	100%	$4,250,000	100%	$8,400,000	100%	$—	—
Acquisition costs:
Cash down payment	4,527,696	50%	4,099,510	36.6%	8,191,350	52.2%	—	—
Acquisition fees	80,000	0.9%	95,000	0.8%	130,000	0.8%	—	—
Loan costs	53,222	0.6%	55,490	0.5%	78,650	0.5%	—	—
Proceeds from Mortgage Financing	4,396,000	48.5%	6,950,000	62.1%	7,281,459	46.5%	—	—
Total Acquisition costs	$9,056,918	100%	$11,200,000	100%	$15,681,459	100%	$—	—
Percent leveraged (mortgage financing divided by total acquisition costs)	48.5%	48.5%	62.1%	62.1%	46.4%	46.4%	—	—
Date offering began	06/21/99		01/08/00		02/19/01
Length of offering (in months)	4		10		9		—
Months to invest 90 percent of amount available for investment measured from date of offering	4		10		9

TABLE I - MARINA/GOLF PROGRAMS (2003 - 2004)
	2003	%	2004	%	Totals
Dollar amount offered	$—	—	$—	—	$20,559,394
Dollar amount raised	—	—	—	—	20,559,394
Less offering expenses:
Selling commissions and discounts	—	—	—	—	—
Organizational expenses	—	—	—	—	—
Marketing support and due diligence	—	—	—	—	—
Reserve for operations	—	—	—	—	—
Other	—		—		—
Amount available for investment	$—	—	$—	—	$20,559,394
Acquisition costs:
Cash down payment	—	—	—	—	19,725,178
Acquisition fees	—	—	—	—	463,000
Loan costs	—	—	—	—	371,216
Proceeds from Mortgage Financing	—	—	—	—	31,407,459
Total Acquisition costs	$—	—	$—	—	$51,966,853
Percent leveraged (mortgage financing divided by total acquisition costs)	—	—	—	—	61%
Date offering began
Length of offering (in months)	—		—
Months to invest 90 percent of amount available for investment measured from date of offering

(4)	Single asset limited partnership with asset based in Texas.
(5)
In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the “Trust”), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Series A Preferred Stock was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders’ option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Series B Preferred Stock shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Series C Preferred Stock Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder’s option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Series C Preferred Stock began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of

Past performance is not necessarily indicative of future performance.

$52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(6)
Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and  other fees payable at closing.

(7)	Includes $2,101,185 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.
(8)	Includes $3,281,886 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.31276% tenant-in-common interest in the project.
(9)	Includes $4,932,093 raised from Behringer Harvard REIT I, Inc. in connection with a purchase of 35.709251% tenant-in-common interest in the project.
(10)	Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).
(11)	Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(12)	Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(13)	Includes $4,340,280 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 14.4676% tenant-in-common interest in the project.
(14)	Includes $7,262,552 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 36.32176% tenant-in-common interest in the project.
(15)	Includes $7,141,850 of mortgage financing obtained by Behringer Harvard REIT I, Inc. in connection with a purchase of a 35.709251% tenant-in-common interest in the project.
(16)
Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility (“Credit Facility”) with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.

(17)
Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $35,293,835.

(18)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(19)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(20)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(21)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(22)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(23)	Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(24)	Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(25)	Program is currently active.

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

The following sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors I, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Opportunity REIT I, with the exception of the recreational programs which have been aggregated under “Marina/Golf Programs.” All figures are as of December 31, 2004.

	Behringer Harvard REIT I, Inc.	Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-Term Opportunity Fund I LP	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP
Date offering commenced	2/19/03	2/19/03	2/19/03	07/10/03	03/01/04

Dollar amount raised	$130,594,478	$31,525,921	$68,906,133	$16,158,087	$10,988,942

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	—	—	—	—	—
- Advisory fees	5,323,225	537,750	1,694,945	1,218,000	1,211,500
Total amount paid to sponsor	$5,323,225	$537,750	$1,694,945	$1,218,000	$1,211,500

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$(296,950)	$502,816	$639,822	$2,194,643	$1,159,903

Amount paid to sponsor from operations(4)
Property management fees	212,663	34,218	115,655	334,764	86,019
Partnership management fees	92,668	36,948	72,869	121,236	29,750
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—	—
Other	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—
Financing fees	—	—	—	—	—
Other	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S, LLC	Behringer Harvard Colorado Building S, LLC	Behringer Harvard Travis Tower S LP	Behringer Harvard Pratt S, LLC
Date offering commenced	05/12/04	06/01/04	07/08/04	09/17/04	11/11/04

Dollar amount raised	$17,800,000	$15,540,066	$22,605,760	$22,807,290	$26,323,203

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	—	—	—	—	—
- Advisory fees	2,000,000	1,300,000	1,320,000	2,340,000	1,582,500
Total amount paid to sponsor	$2,000,000	$1,300,000	$1,320,000	$2,340,000	$1,582,500

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$850,207	$1,076,589	$282,185	$861,819	$47,644

Amount paid to sponsor from operations(4)
Property management fees	126,660	120,753	40,986	81,517	10,055
Partnership management fees	110,556	50,000	4,667	65,001	7,500
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—	—
Other	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—	—
Financing fees	—	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

	Harvard Property Trust, Inc.	Marina/Golf Programs	Harvard Property I, L.P.	Harvard Property III, L.P.	BRP (Renner Plaza), LP
Date offering commenced	11/22/95(1)	06/30/95(2)	04/05/95	06/21/95	12/04/99

Dollar amount raised	$60,387,475	$20,559,394	$1,186,254	$1,100,000	$1,326,578

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	544,375	463,000	—	—	140,000
- Advisory fees	—	—	—	—	35,500(3)
Total amount paid to sponsor	$544,375	$463,000	—	—	$175,500

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$12,181,485	$27,217,167	$1,111,045	$1,519,520	$2,677,915

Amount paid to sponsor from operations(4)
Property management fees	2,286,616	1,993,565	77,325	109,931	251,262
Partnership management fees	—	—	—	—	—
Reimbursements	—	368,935	—	—	—
Leasing commissions	609,128	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	149,921,835(5)	6,749,303	1,981,599	1,893,193	—
Other	6,614,215(6))	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	779,527	—	—	110,200	—
Financing fees	223,358	—	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

	BRP (SV), L.P.	6142 Campbell, LTD.	Behringer Partners Stemmons LP

Date offering commenced	10/21/00	05/01/96	02/01/01

Dollar amount raised	$3,051,000	$240,000	$401,900

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	84,500	—	—
- Advisory fees	—	—	—
Total amount paid to sponsor	$84,500	—	—

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$2,860,071	$181,990	$34,845

Amount paid to sponsor from operations(4)
Property management fees	201,379	10,618	1,200
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	415,048	939,519
Other	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—
Financing fees	—	—	—

(1)	Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (4) for a more detailed description of offerings.
(2)
Initial offering for first recreational program commenced June 30, 1995, followed by eleven additional recreational program offerings, each commensurate with the purchase of property. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 - no programs.

Past performance is not necessarily indicative of future performance.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR (contd.)

TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)
Date offering commenced	1995	1996	1997	1998	1999
Dollar amount raised	$1,399,276	$—	$549,000	$1,300,200	$4,660,918
Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
Real estate commissions	40,000	—	30,000	88,000	80,000
Advisory fees	—	—	—	—	—
Total amount paid to sponsor	40,000	—	30,000	88,000	80,000
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	95,792	497,635	622,729	1,136,002	1,871,743

Amount paid to sponsor from operations:
Property management fees	5,957	32,399	44,766	73,648	118,345
Partnership management fees	—	—	—	—	—
Reimbursements	9,000	21,735	36,000	36,000	45,600
Leasing commissions	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—	1,249,303
Other	—	—	—	—	—
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—	—	—	—
Financing fees	—	—	—	—	—
Other	—	—	—	—	—

TABLE II - COMPENSATION TO SPONSOR (2000 - 2004)
Date offering commenced	2000	2001	2002	2003	2004	Totals
Dollar amount raised	$4,660,918	$8,400,000	$—	$—	$—	$20,559,394
Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
Real estate commissions	95,000	130,000	—	—	—	463,000
Advisory fees	—	—	—	—	—	—
Total amount paid to sponsor	95,000	130,000	—	—	—	463,000
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	2,460,761	4,663,510	5,394,571	5,148,851	5,325,573	27,217,167

Amount paid to sponsor from operations:
Property management fees	251,667	438,271	378,636	305,803	344,074	1,993,566
Partnership management fees	—	—	—	—	—	—
Reimbursements	55,200	42,400	49,200	36,900	36,900	368,935
Leasing commissions	—	—	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	3,500,000	2,000,000	6,749,303
Other	—	—	—	—	—	—
Amount paid to sponsors from property sales and refinancing:
Real estate commissions	—	—	—	—	—	—
Financing fees	—	—	—	—	—	—
Other	—	—	—	—	—	—

(3)	Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(4)
An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Marina/Golf Programs, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Marina/Golf Programs, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8% of operating cash flow and the golf properties are managed by a third-party for total fees not to exceed 25% of operating cash flow.

(5)
Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of five properties. See Table V, footnote (13) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.

(6)
Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the liquidating trust.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

The following sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors I, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Opportunity REIT I, with the exception of the recreational programs which have been aggregated under “Marina/Golf Programs.”

Behringer Harvard REIT I, Inc.

	2002	2003	2004

Gross revenue	$—	$—	$129,981
Equity in earnings of investments in tenant-in-common interests	—	18,176	1,402,847
Interest income	1,100	3,767	389,737

Less: Operating expenses	—	—	764,823
Interest expense	—	60,833	1,689,994
Property and asset management fees	—	10,220	295,111
General and administrative	3,805	240,223	711,603
Net income - GAAP basis	$(2,705)	$(289,333)	$(1,538,966)

Taxable income
- from operations	(2,705)	(35,291)	(827,126)
- from gain on sale	—	—	—

Cash generated from operations	(3,710)	(211,500)	(331,599)
Cash generated from sales(7)	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$(3,710)	$(211,500)	$(331,599)

Less: Cash distributions to investors
- from operating cash flow	—	—	153,552
- from sales and refinancing	—	—	—
- from other	—	24,624	1,611,415

Cash generated (deficiency) after cash distributions	$(3,710)	$(236,124)	$(2,096,566)

Less: Special items (not including sales and refinancing)
Issuance of common stock	—	(7,230,027)	(106,851,838)
Acquisition of land and buildings	—	2,201,073	81,440,988
Increase in other assets	—	10,492	5,436,151
Other	—	(86,585)	(2,858,702)

Cash generated (deficiency) after cash distributions and special items	$(3,710)	$4,868,923	$20,736,835

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	(5)	(7)
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	3	1
- from return of capital	—	—	14
Total distributions on GAAP basis	$—	$3	$15

Source (on cash basis)
- from operations	—	—	1
- from sales	—	—	—
- from return of capital	—	—	—
Total distributions on cash basis	$—	$—	$1

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2002	2003	2004

Gross revenue	$—	$—	$1,183,349
Interest income	—	84	44,913

Less: Operating expenses	—	—	522,740
Interest expense	—	—	—
Property and asset management fees	—	—	71,166
General and administrative	—	103,724	313,821
Depreciation and amortization	—	—	309,500
Net income - GAAP basis	$—	$(103,640)	$11,035

Taxable income
- from operations	—	84	186,771
- from gain on sale	—	—	—

Cash generated from operations	—	(58,894)	547,352
Cash generated from sales(7)	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(58,894)	$547,352

Less: Cash distributions to investors
- from operating cash flow	—	—	346,371
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(58,894)	$200,981

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	(100)	(1,958,887)	(25,534,480)
General partners’ capital contributions	(500)	—	—
Acquisition of land and buildings	—	—	18,247,941
Increase in other assets	—	—	214,689
Other	—	(85,521)	61,366

Cash generated (deficiency) after cash distributions and special items	$600	$1,985,514	$7,211,465

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	7
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	13
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$—	$13

Source (on cash basis)
- from operations	—	—	13
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$13

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—

 Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Short-Term Opportunity Fund I LP

	2002	2003	2004

Gross revenue	$—	$—	$2,616,051
Equity in income of joint ventures	—	—	(414,052)
Interest income	—	3,608	149,996

Less: Operating expenses	—	—	1,614,808
Property and asset management fees	—	—	188,524
General and administrative	—	112,789	400,231
Interest expense	—	—	519,848
Minority interest	—	—	6,789
Depreciation and amortization	—	—	936,881
Net income - GAAP basis	$—	$(109,181)	$(1,315,086)

Taxable income
- from operations	—	3,608	(243,050)
- from gain on sale	—	—	—

Cash generated from operations	—	(69,884)	697,530
Cash generated from sales(7)	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(69,884)	$697,530

Less: Cash distributions to investors
- from operating cash flow	—	—	278,218
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(69,884)	$419,312

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	(100)	(4,591,404)	(56,130,110)
General partners’ capital contributions	(500)	—	—
Acquisition of land and buildings	—	—	23,144,074
Increase in other assets	—	4,314	1,462,929
Other	—	(54,760)	11,427

Cash generated (deficiency) after cash distributions and special items	$(600)	$4,571,966	$31,930,992

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	1	(4)
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	5
- from return of capital	—	—	—
Total distributions on GAAP basis	$—	$—	$5

Source (on cash basis)
- from operations	—	—	5
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$5

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—

 Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Minnesota Center TIC I, LLC

	2003	2004

Gross revenue	$1,393,364	$6,857,468
Interest income	—	9,716

Less: Operating expenses	787,470	3,460,431
Interest expense	420,925	1,853,079
Depreciation and amortization	550,900	2,704,898
Net income - GAAP basis	$(365,931)	$(1,151,224)

Taxable income
- from operations	(299,240)	(23,385)
- from gain on sale	—	—

Cash generated from operations	184,969	1,553,674
Cash generated from sales(7)	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$184,969	$1,553,674

Less: Cash distributions to investors
- from operating cash flow	165,000	1,487,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$19,969	$66,674

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	—	43,761
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$19,969	$22,913

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(19)	(1)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	10	92
- from return of capital	—	—
Total distributions on GAAP basis	$10	$92

Source (on cash basis)
- from operations	10	92
- from sales		—
- from refinancing	—	—
Total distributions on cash basis	$10	$92

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

 Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Enclave S LP

2004

Gross revenue	$3,049,976
Interest income	2,773

Less: Operating expenses	1,227,256
Interest expense	781,359
Depreciation and amortization	1,100,893
Net income - GAAP basis	$(56,759)

Taxable income
- from operations	506,425
- from gain on sale	—

Cash generated from operations	1,044,134
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$1,044,134

Less: Cash distributions to investors
- from operating cash flow	658,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$386,134

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	53,630
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$332,504

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	46
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	60
- from return of capital	—
Total distributions on GAAP basis	$60

Source (on cash basis)
- from operations	60
- from sales	—
- from refinancing	—
Total distributions on cash basis	$60

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

 Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Beau Terre S, LLC

2004

Gross revenue	$3,067,860
Interest income	5,863

Less: Operating expenses	1,129,397
Interest expense	1,331,335
Depreciation and amortization	1,058,354
Net income - GAAP basis	$(445,363)

Taxable income
- from operations	160,188
- from gain on sale	—

Cash generated from operations	612,991
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$612,991

Less: Cash distributions to investors
- from operating cash flow	715,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$(102,009)

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	168,485
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$(270,494)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	9
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	40
- from return of capital	—
Total distributions on GAAP basis	$40

Source (on cash basis)
- from operations	40
- from sales	—
- from refinancing	—
Total distributions on cash basis	$40

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard St. Louis Place S, LLC

2004

Gross revenue	$2,700,726
Interest income	5,108

Less: Operating expenses	1,176,652
Interest expense	623,346
Depreciation and amortization	890,739
Net income - GAAP basis	$15,097

Taxable income
- from operations	466,052
- from gain on sale	—

Cash generated from operations	905,836
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$905,836

Less: Cash distributions to investors
- from operating cash flow	500,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$405,836

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	31,716
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$374,120

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	30
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	32
- from return of capital	—
Total distributions on GAAP basis	$32

Source (on cash basis)
- from operations	32
- from sales	—
- from refinancing	—
Total distributions on cash basis	$32

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Colorado Building S, LLC

2004

Gross revenue	$1,649,088
Interest income	—

Less: Operating expenses	748,862
Interest expense	663,694
Depreciation and amortization	643,906
Net income - GAAP basis	$(407,374)

Taxable income
- from operations	(530,579)
- from gain on sale	—

Cash generated from operations	236,532
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$236,532

Less: Cash distributions to investors
- from operating cash flow	512,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$(275,468)

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	—
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$(275,468)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(23)
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	23
- from return of capital	—
Total distributions on GAAP basis	$23

Source (on cash basis)
- from operations	23
- from sales	—
- from refinancing	—
Total distributions on cash basis	$23

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Travis Tower S LP

2004

Gross revenue	$2,247,989
Interest income	5,210

Less: Operating expenses	1,014,197
Interest expense	523,701
Depreciation and amortization	850,812
Net income - GAAP basis	$(135,511)

Taxable income
- from operations	40,998
- from gain on sale	—

Cash generated from operations	715,301
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$715,301

Less: Cash distributions to investors
- from operating cash flow	422,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$293,301

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	71,036
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$222,265

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	19
- from return of capital	—
Total distributions on GAAP basis	$19

Source (on cash basis)
- from operations	19
- from sales	—
- from refinancing	—
Total distributions on cash basis	$19

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Harvard Pratt S, LLC

2004

Gross revenue	$308,917
Interest income	—

Less: Operating expenses	148,465
Interest expense	130,363
Depreciation and amortization	—
Net income - GAAP basis	$30,089

Taxable income
- from operations	(460,154)
- from gain on sale	—

Cash generated from operations	30,089
Cash generated from sales(7)	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$30,089

Less: Cash distributions to investors
- from operating cash flow	—
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$30,089

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	—
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$30,089

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(17)
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—
- from return of capital	—
Total distributions on GAAP basis	$—

Source (on cash basis)
- from operations	—
- from sales	—
- from refinancing	—
Total distributions on cash basis	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Harvard Property Trust, Inc.

	1995	1996		1997		1998

Gross revenue	$199	$953,977		$6,093,101		$21,168,338
Gain on sale of properties	—	—		—		135,610	(2)
Interest income	—	—		—		—

Less: Operating expenses	—	440,476		2,750,593		9,944,353
Interest expense	—	322,907		2,149,221		5,578,734	(12)
Depreciation and amortization	—	155,092		874,566		3,108,470

Net income - GAAP basis	$199	$7,253	(6)	$188,060	(6)	$2,672,391	(6)

Taxable income
- from operations	(1,099)	5,009		114,950		1,761,910
- from gain on sale	—	9,206		—		139,496

Cash generated from operations	—	(17,579)		100,058		4,984,340

Cash generated from sales(7)	—	—		—		3,228,568

Cash generated from financing / refinancing	—	7,775,000	(8)	39,245,000	(8)	43,400,000	(9)

Total cash generated from operations, sales and refinancing	$—	$7,757,421		$39,345,058		$51,612,908

Less: Cash distributions to investors
- from operating cash flow	—	41,316		313,107		2,173,135
- from sales and refinancing	—	—		—		—
- from other	—	—		—		—

Cash generated (deficiency) after cash distributions	$—	$7,716,105		$39,031,951		$49,439,773

Less: Special items (not including sales and refinancing)
Contributions from preferred stockholders	13,200	2,277,652	(13)	2,229,500	(13)	46,000,000	(14)
Contributions from common stockholders	37,500	—		5,139,623		—
Contributions from note holders	75,000	(75,000)		4,615,000	(15)	(4,615,000)	(15)
Payment of interest on loan	—	322,907		2,149,221		5,578,734	(12)
Acquisition of land and buildings	—	9,440,524		47,598,431		87,292,381
Amortization of principal on loans	—	29,472		224,819		2,077,560
Other	—	—		365,751	(16)	1,507,591	(17)

Cash generated (deficiency) after cash distributions and special items	$125,700	$125,854		$677,852		$(5,631,493)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(9)	$2		$8		$32
- from recapture	—	—		—		—

Capital gain (loss)	—	4		—		3

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—		8		39
- from return of capital	—	18		14		—
Total distributions on GAAP basis	$—	$18		$22		$39

Source (on cash basis)
- from operations	—	18		22		39
- from sales	—	—		—		—
- from refinancing	—	—		—		—
Total distributions on cash basis	$—	$18		$22		$39

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	0.2%	3.9%		23.7%		92.2%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Harvard Property Trust, Inc. (contd.)

	1999		2000		2001 (1)

Gross revenue	$22,149,294		$10,128,602		—
Gain on sale of properties	8,780,171	(3)	5,295,948	(4)	$2,055,933	(5)
Interest income	—		—		—

Less: Operating expenses	10,692,036		5,460,051		—
Interest expense	5,922,366	(12)	3,088,777		—
Depreciation and amortization	3,582,740		2,605,625		—

Net income - GAAP basis	$10,782,718	(6)	$3,880,087	(6)	$2,055,933	(6)

Taxable income
- from operation	1,617,237		(429,977)		—
- from gain on sale	8,195,759		2,552,143		—

Cash generated from operations	5,534,892		1,579,774		—

Cash generated from sales(7)	41,531,197		2,976,696		—

Cash generated from financing / refinancing	8,495,717	(10)	3,261,347	(11)	—

Total cash generated from operations, sales and refinancing	$55,561,806		$7,817,817		—

Less: Cash distributions to investors
- from operating cash flow	10,025,186		2,180,029		—
- from sales and refinancing	41,086,659		5,365,929		1,000,000
- from other	—		—		—

Cash generated (deficiency) after cash distributions	$4,449,961		$271,859		$(1,000,000)

Less: Special items (not including sales and refinancing)
Contributions from preferred stockholders	—		—		—
Contributions from common stockholders	—		—		—
Contributions from note holders	—		—		—
Payment of interest on loan	5,922,366	(12)	3,088,777		—
Acquisition of land and buildings	8,100,000		—		—
Amortization of principal on loans	481,557		178,924		—
Other	—		—		6,614,215	(18)

Cash generated (deficiency) after cash distributions and special items	$(10,053,962)		$(2,995,842)		$(7,614,215)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	29		(44)		—
- from recapture	—		—		—

Capital gain (loss)	147		263		—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	92		242		223
- from return of capital	826		536		—
Total distributions on GAAP basis	$918		$778		$223

Source (on cash basis)
- from operations	165		135		—
- from sales	746		307		223
- from refinancing	7		336		—
Total distributions on cash basis	$918		$778		$223

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	92.2%		16.1%		—

Past performance is not necessarily indicative of future performance.

(1)	No activity for 2001. Program ended January 1, 2001.
(2)	Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3)	Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4)	Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5)
Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.

(6)	Net income amounts presented net of minority interest in partnerships.
(7)	Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (9) for a description of the Credit Facility.
(8)	Proceeds from initial mortgages placed on new acquisitions.
(9)	Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(10)	Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(11)	Proceeds from refinance of the Metrocrest and University Plaza properties.
(12)	Amount includes interest paid on funds drawn on Credit Facility.
(13)	Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14)	Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15)
Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the Trust) sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.

(16)	Amount includes $330,751 for payments of offering costs.
(17)
Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).

(18)
Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.

(19)
Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Series A Preferred Stock was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders’ option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Series B Preferred Stock shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Series C Preferred Stock Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder’s option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Series C Preferred Stock began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Marina / Golf Programs(1)

	1995	1996	1997	1998	1999
Gross revenue	$307,879	$1,218,947	$1,500,559	$2,701,988	$3,599,934
Gain on sale of properties	—	—	—	—	—

Interest income	1,672	24,474	20,918	19,157	12,168

Less: Operating expenses	212,087	721,312	877,830	1,565,986	1,728,191
Interest expense	100,220	273,258	400,498	810,658	1,195,523
Depreciation and amortization	74,726	209,593	233,515	383,191	648,375

Net income - GAAP basis	$(77,482)	$39,258	$9,634	$(38,690)	$40,013

Taxable income
- from operation	(66,439)	(242,610)	(214,468)	(34,404)	(47,083)
- from gain on sale	—	—	—	—	—

Cash generated from operations	95,792	497,635	622,729	1,136,002	1,871,743
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	1,249,303 (2)
Total cash generated from operations, sales and refinancing	$95,792	$497,635	$622,729	$1,136,002	$3,121,046

Less: Cash distributions to investors
- from operating cash flow	—	176,694	149,310	365,382	886,531
- from sales and refinancing	—	—	—	—	1,249,303
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$95,792	$320,941	$473,419	$770,620	$985,212

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Payment of interest on loan	100,220	273,258	400,498	810,658	1,195,523
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(4,428)	$47,683	$72,921	$(40,038)	$(210,311)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(47)	$(173)	$(110)	$(11)	$(6)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	126	77	328	112
- from return of capital	—	—	—	(215)	158
Total distributions on GAAP basis	$—	$126	$77	$112	$270

Source (on cash basis)
- from operations	—	126	77	112	112
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	158
Total distributions on cash basis	$—	$126	$77	$112	$270

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	8.2%	8.2%	13.3%	31.5%	46.3%

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Marina / Golf Programs(1) (contd.)

	2000	2001	2002	2003	2004
Gross revenue	$7,854,438	$10,372,199	$17,162,300	$17,321,083	$17,257,536
Gain on sale of properties	—	—	—	—	—

Interest income	19,883	91,883	22,531	26,006	9,774

Less: Operating expenses	5,393,777	5,708,689	11,767,729	12,172,232	11,931,963
Interest expense	1,836,656	2,518,792	2,514,687	2,337,913	2,334,417
Depreciation and amortization	962,095	2,009,576	2,421,403	2,261,782	2,220,618

Net income - GAAP basis	$(318,207)	$227,025	$481,012	$575,162	$780,312

Taxable income
- from operation	(1,057,682)	(403,490)	(413,168)	(40,376)	351,954
- from gain on sale	—	—	—	—	—

Cash generated from operations	2,460,761	4,663,510	5,394,571	5,148,851	5,325,573
Cash generated from sales	—	—	—	1,000,000	—
Cash generated from refinancing	—	—	—	2,500,000	2,000,000
Total cash generated from operations, sales and refinancing	$2,460,761	$4,663,510	$5,394,571	$8,648,851	$7,325,573

Less: Cash distributions to investors
- from operating cash flow	581,000	1,562,531	2,628,375	1,845,493	1,532,156
- from sales and refinancing	—	—	—	3,500,000	2,000,000
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$1,879,761	$3,100,979	$2,766,196	$3,303,358	$3,793,417

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	506,040 (3)	—	—	—	—
General partners’ capital contributions	—	275,000	—	—	—
Payment of interest on loan	1,836,656	2,518,792	2,514,687	2,337,913	2,334,417
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$549,145	$857,187	$251,509	$965,445	$1,459,000

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(81)	$(21)	$(21)	$(2)	$18
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	75	81	146	96	79
- from return of capital	(31)	—	(10)	181	104
Total distributions on GAAP basis	$44	$81	$136	$278	$183

Source (on cash basis)
- from operations	44	81	136	96	79
- from sales	—	—	—	182	104
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$44	$81	$136	$278	$183

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	72.8%	100%	100%	100%	95.6%

(1)
Represents an aggregation of the results of twelve separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard REIT I.

(2)	Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)	Proceeds from investors in the Golf Centers of Texas properties.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Harvard Property I, L.P.(1)

	1995	1996	1997

Gross revenue	$443,251	$772,511	$789,432

Gain on sale of properties	—	—	1,162,827

Interest income	—	—	—

Less: Operating expenses	175,487	333,001	385,661
Interest expense	162,612	269,280	239,660
Depreciation and amortization	49,464	88,737	82,085

Net income - GAAP basis	$55,688	$81,493	$1,244,853

Taxable income
- from operation	63,414	82,114	56,980
- from gain on sale	—	—	1,183,219

Cash generated from operations	267,764	439,510	403,771
Cash generated from sales	—	—	1,981,599
Cash generated from refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$267,764	$439,510	$2,385,370

Less: Cash distributions to investors
- from operating cash flow	45,591	234,794	326,648
- from sales and refinancing	—	—	1,982,000
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$222,173	$204,716	$76,722

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Payment of interest on loan	162,612	269,280	239,660
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$59,561	$(64,564)	$(162,938)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$53	$69	$48
- from recapture	—	—	—

Capital gain (loss)	—	—	997

Cash distribution to investors
Source (on GAAP basis)
- from investment income	38	198	946
- from return of capital	—	—	1,000
Total distributions on GAAP basis	$38	$198	$1,946

Source (on cash basis)
- from operations	38	198	275
- from sales	—	—	1,671
- from refinancing	—	—	—
Total distributions on cash basis	$38	$198	$1,946

Amount (in percentage terms) remaining invested in program properties at the end of last year report in table	100.0%	100.0%	—

(1)	Property sold and program ended in 1997.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Harvard Property III, L.P.(1)

	1995	1996	1997	1998	1999

Gross revenue	$206,874	$552,605	$727,072	$831,218	$21,077

Gain on sale of properties	—	—	—	—	1,188,060

Interest income	—	2,340	1,378	792	—

Less: Operating expenses	51,284	206,468	265,606	256,105	41,983
Interest expense	101,018	272,532	305,552	297,369	28,726
Depreciation and amortization	27,776	83,369	100,574	171,087	13,169

Net income - GAAP basis	$26,796	$(7,424)	$56,718	$107,449	$1,125,259

Taxable income
- from operation	26,796	(16,284)	(887)	136,815	(214,082)
- from gain on sale	—	—	—	—	1,188,060

Cash generated from operations	155,540	346,136	462,843	575,906	(20,905)
Cash generated from sales	—	—	—	—	1,451,482
Cash generated from refinancing	—	—	441,711	—	—
Total cash generated from operations, sales and refinancing	$155,540	$346,136	$904,554	$575,906	$1,430,577

Less: Cash distributions to investors
- from operating cash flow	11,977	94,445	266,042	78,986	25,386
- from sales and refinancing	—	—	441,711	—	1,451,482
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$143,563	$251,691	$196,801	$496,920	$(46,291)

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Payment of interest on loan	101,018	272,532	305,553	297,369	28,726
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$42,545	$(20,841)	$(108,752)	$199,551	$(75,017)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$24	$(15)	$(1)	$208	$(325)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	1,805

Cash distribution to investors
Source (on GAAP basis)
- from investment income	11	86	242	120	1,243
- from return of capital	—	—	402	—	1,000
Total distributions on GAAP basis	$11	$86	$644	$120	$2,243

Source (on cash basis)
- from operations	11	86	242	120	39
- from sales	—	—	—	—	2,205
- from refinancing	—	—	402	—	—
Total distributions on cash basis	$11	$86	$643	$120	$2,243

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	—

(1)	Property sold and program ended in 1999.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

BRP (Renner Plaza), LP(1)

	2000	2001	2002	2003	2004

Gross revenue	$639,945	$850,473	$827,712	$727,541	$695,897

Gain on sale of properties	—	—	—	—	—

Interest income	—	—	—	—	—

Less: Operating expenses	87,594	200,292	166,376	166,758	161,632
Interest expense	267,115	293,505	291,470	286,111	308,173
Depreciation and amortization	102,865	114,031	116,700	116,700	116,700

Net income - GAAP basis	$182,371	$242,645	$253,166	$157,972	$109,392

Taxable income
- from operation	41,716	55,495	56,745	45,988	(433)
- from gain on sale	—	—	—	—	—

Cash generated from operations	552,352	650,181	653,562	560,783	261,037
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$552,352	$650,181	$653,562	$560,783	$261,037

Less: Cash distributions to investors
- from operating cash flow	152,232	252,500	152,000	152,000	27,570
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$400,120	$397,681	$501,562	$408,783	$233,467

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—	—	—
General partners’ capital contributions	—	—	—	—	—
Payment of interest on loan	267,115	293,505	291,470	286,111	308,173
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$133,005	$104,176	$210,092	$122,672	$(74,706)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$31	$42	$43	$35	$—
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	115	190	115	115	21
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$115	$190	$115	$115	$21

Source (on cash basis)
- from operations	115	190	115	115	21
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$115	$190	$115	$115	$21

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Property acquired and program initiated in 2000.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

BRP (SV), L.P.(1)

	2000	2001	2002	2003	2004

Gross revenue	$20,491	$995,100	$1,162,402	$1,265,359	$1,504,471

Gain on sale of properties	—	—	—	—	—

Interest income	1,407	7,313	1,028	—	—

Less: Operating expenses	7,905	496,541	495,210	518,139	569,955
Interest expense	15,096	467,061	529,949	597,070	580,302
Depreciation and amortization	11,423	358,052	632,275	624,900	643,039

Net income - GAAP basis	$(12,526)	$(319,241)	$(494,004)	$(474,750)	$(288,825)

Taxable income
- from operation	(12,526)	(154,217)	(968,986)	(364,822)	(167,429)
- from gain on sale	—	—	—	—	—

Cash generated from operations	12,585	498,558	667,192	747,220	934,516
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$12,585	$498,558	$667,192	$747,220	$934,516

Less: Cash distributions to investors
- from operating cash flow	—	—	—	—	—
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$12,585	$498,558	$667,192	$747,220	$934,516

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	(650,000)	—	—	—
General partners’ capital contributions	—	—	—	—	—
Payment of interest on loan	15,096	467,061	529,949	597,070	580,302
Acquisition of land and buildings	—	—	—	—	—
Increase in other assets	—	—	—	—	—
Other	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(2,511)	$681,497	$137,243	$150,150	$354,214

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(3)	$(35)	$(223)	$(84)	$(38)
- from recapture	—	—	—	—	—

Capital gain (loss)	—	—	—	—	—

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	—	—	—	—
- from return of capital	—	—	—	—	—
Total distributions on GAAP basis	$—	$—	$—	$—	$—

Source (on cash basis)
- from operations	—	—	—	—	—
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
Total distributions on cash basis	$—	$—	$—	$—	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Property acquired and program initiated in 2000.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

6142 Campbell, LTD.(1)

	1996	1997	1998

Gross revenue	$77,294	$174,887	$190,254

Gain on sale of properties	—	—	251,229

Interest income	—	—	—

Less: Operating expenses	49,815	101,474	109,156
Interest expense	28,875	62,707	70,095
Depreciation and amortization	8,788	9,673	19,042

Net income - GAAP basis	$(10,184)	$1,033	$243,190

Taxable income
- from operation	(8,344)	(1,904)	(13,433)
- from gain on sale	—	—	251,229

Cash generated from operations	27,479	73,413	81,098

Cash generated from sales	—	—	415,048

Cash generated from refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$27,479	$73,413	$496,146

Less: Cash distributions to investors
- from operating cash flow	—	12,000	47,272
- from sales and refinancing	—	—	415,048
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$27,479	$61,413	$33,826

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Payment of interest on loan	28,875	62,707	70,095
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(1,396)	$(1,294)	$(36,269)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(35)	$(8)	$(56)
- from recapture	—	—	—

Capital gain (loss)	—	—	1,047

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	50	926
- from return of capital	—	—	1,000
Total distributions on GAAP basis	$—	$50	$1,926

Source (on cash basis)
- from operations	—	50	197
- from sales	—	—	1,729
- from refinancing	—	—	—
Total distributions on cash basis	$—	$50	$1,926

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	—

(1)	Property acquired and program initiated in 1996. Property sold and program ended in 1998.

Past performance is not necessarily indicative of future performance.

TABLE III (UNAUDITED) (contd.)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

Behringer Partners Stemmons LP(1)

	2001	2002	2003

Gross revenue	$17,922	$129,064	$21,389

Gain on sale of properties	—	—	705,066

Interest income	—	—	—

Less: Operating expenses	13,029	94,920	25,581
Interest expense	57,033	75,263	6,903
Depreciation and amortization	25,263	40,800	59,248

Net income - GAAP basis	$(77,403)	$(81,919)	$634,723

Taxable income
- from operation	(67,728)	(76,628)	(82,331)
- from gain on sale	—	—	703,614

Cash generated from operations	4,893	34,144	(4,192)

Cash generated from sales	—	—	939,519

Cash generated from refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$4,893	$34,144	$935,327

Less: Cash distributions to investors
- from operating cash flow	—	—	40,481
- from sales and refinancing	—	—	939,519
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$4,893	$34,144	$(44,673)

Less: Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	(85,636)	—
General partners’ capital contributions	—	—	—
Payment of interest on loan	57,033	75,263	6,903
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(52,140)	$44,517	$(51,576)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(169)	$(157)	$(82)
- from recapture	—	—	—

Capital gain (loss)	—	—	704

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	—	1,361
- from return of capital	—	—	1,000
Total distributions on GAAP basis	$—	$—	$2,261

Source (on cash basis)
- from operations	—	—	83
- from sales	—	—	1,927
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$2,010

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	—

(1)	Property acquired and program initiated in 2001.

Past performance is not necessarily indicative of future performance.

TABLE IV (UNAUDITED)
RESULTS OF COMPLETED PROGRAMS

Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I. All figures are through December 31, 2004.

	Harvard Property Trust, Inc.		Harvard Property I, L.P.	Harvard Property III, L.P.	6142 Campbell Ltd.	Behringer Partners Stemmons LP

Dollar amount raised	$60,387,475		$1,186,254	$1,100,000	$240,000	$401,900

Number of properties purchased	23		1	1	1	1

Date of closing of offering	03/10/98	(1)	06/05/95	08/21/95	06/01/96	04/02/01

Date of first sale of property	08/26/98		12/10/97	01/29/99	12/03/98	02/27/03

Date of final sale of property	01/01/01		12/10/97	01/29/99	12/03/98	02/27/03

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
- from operations	18		171	(109)	(99)	—
- from recapture	—		—	—	—	—

Capital gain (loss)	417		997	1,805	1,047	704

Deferred gain

Capital	—		—	—	—	—
Ordinary	—		—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	997		1,183	2,104	976	1,361
- Return of capital	1,000		1,000	1,000	1,000	1,000

Source (on cash basis)
- Sales	1,275		1,671	2,205	1,729	1,927
- Refinancing	343		—	402	—	—
- Operations	379		512	497	247	83
- Other	—		—	—	—	—

Receivable on net purchase money financing(2)	—		—	—	—	—

(1)
Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10% annual yield on the Series A shares outstanding. The Series A Preferred Stock was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders’ option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9% annual yield on their Series B shares outstanding. These Series B Preferred Stock shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Series C Preferred Stock Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder’s option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14% annual yield on their Series C shares. Retirement of the Series C Preferred Stock began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

(2)	All properties were acquired for cash without financing.

Past performance is not necessarily indicative of future performance.

TABLE V
(UNAUDITED)
RESULTS OF SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I. All figures are through December 31, 2004.

				Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale		Cash Received Net of Closing Costs		Mortgage Balance at Time of Sale		Purchase Money Mortgage Taken Back by Program(1)	Adjustments Resulting from Application of GAAP(2)	Total(3)

Harvard Property Trust, Inc.
Harvard Property Meridian LP	03/05/96	06/03/99		$3,161,560		$3,144,248		—	—	$6,305,808
Harvard Property Provident LP	10/04/96	01/01/01	(5)	822,422	(7)	2,648,432		—	—	3,470,854	(6)
Harvard Property Parkside LP	11/19/96	08/02/99		1,207,599		1,776,951		—	—	2,984,550
Harvard Property 812 San Antonio LP	04/03/97	08/18/99		2,233,795		3,558,022		—	—	5,791,817
Harvard Property Metrocrest LP	04/30/97	01/01/01	(5)	1,125,701	(9)	11,151,324		—	—	12,277,025	(8)
Harvard Property Partners LP(10)	06/06/97	07/17/00		(8,310)		863,538		—	—	855,228
Harvard Property Lake Calhoun LP	09/04/97	08/22/00		5,186,805		15,763,659		—	—	20,950,464
HPT / PMD Investments LP	10/06/97	01/01/01	(5)	3,287,885	(12)	9,297,283		—	—	12,585,168	(11)
HPT Gleneagles LP	11/07/97	10/19/99		8,614,691		—		—	—	8,614,691
Harvard Property Trust, Inc. (Park 96)	11/11/97	11/02/98		529,029		—		—	—	529,029
Harvard Property Rosedale LP	02/25/98	12/01/99		9,130,926		17,701,615		—	—	26,832,541
Harvard Property Atrium LP	03/10/98	08/02/99		3,979,447		11,205,241	(13)	—	—	15,184,687
Harvard Property Partners LP(14)	05/01/98	08/02/99		2,294,952		6,197,783	(13)	—	—	8,492,735
Harvard Property (UP) LP	06/03/98	01/01/01	(5)	1,378,187	(17)	9,600,000	(15)	—	—	10,978,187	(16)
Harvard Property Clarke LP	07/29/98	08/02/99		2,619,842		6,420,337	(13)	—	—	9,040,179
Harvard Property Superior LP	07/30/98	08/02/99		1,813,805		4,950,134	(13)	—	—	6,763,939
Harvard Property Capitol LP	12/30/98	08/02/99		2,483,416		4,726,506	(13)	—	—	7,209,922
Harvard Property Willow LP	03/31/99	08/02/99		5,478,204		—		—	—	5,478,204
Harvard Property Centreport LP	02/01/98	08/26/98		2,176,535		—		—	—	2,176,535

Harvard Property I, L.P.	06/05/95	12/10/97		1,981,599		2,918,049		—	—	4,899,648

Harvard Property III, L.P.	08/21/95	01/29/99		1,893,193		3,759,057		—	—	5,652,250

6142 Campbell, LTD	06/01/96	12/03/98		415,048		701,594		—	—	1,116,642

Behringer Partners Stemmons LP	04/02/01	02/27/03		939,519		1,235,475		—	—	2,174,994

Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (contd.)
RESULTS OF SALES OR DISPOSALS OF PROPERTY

	Cost of Properties Including Closing and Soft Costs

Property	Original Mortgage Financing		Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Harvard Property Trust, Inc.
Harvard Property Meridian LP	$3,250,000		$1,636,378	$4,886,378	$1,419,430
Harvard Property Provident LP	2,800,000		1,410,392	4,210,392	(739,538	)(18)
Harvard Property Parkside LP	1,725,000		760,006	2,485,006	499,544
Harvard Property 812 San Antonio LP	3,600,000		1,683,617	5,283,617	508,200
Harvard Property Metrocrest LP	9,150,000		1,495,442	10,645,442	1,631,583	(19)
Harvard Property Partners LP	895,000		365,097	1,260,097	(404,869)
Harvard Property Lake Calhoun LP	16,100,000		3,066,237	19,166,237	1,784,227
HPT / PMD Investments LP	8,000,000		6,561,677	14,561,677	(1,976,509	)(20)
HPT Gleneagles LP	1,500,000		6,932,748	8,432,748	181,943
Harvard Property Trust, Inc. (Park 96)	—		401,701	401,701	127,328
Harvard Property Rosedale LP	18,000,000		6,635,840	24,635,840	2,196,701
Harvard Property Atrium LP	11,205,240		3,026,413	14,231,653	953,034
Harvard Property Partners LP	6,197,783		1,968,657	8,166,440	326,295
Harvard Property (UP) LP	9,600,000	(15)	12,625,838	22,225,858	(1,647,651	)(21)
Harvard Property Clarke LP	6,420,337		2,838,461	9,258,798	(218,619)
Harvard Property Superior LP	4,950,134		1,391,649	6,341,783	422,156
Harvard Property Capitol LP	4,726,506		2,288,850	7,015,356	194,566
Harvard Property Willow LP	—		5,325,025	5,325,025	153,179
Harvard Property Centreport LP	—		2,035,602	2,035,602	140,933

Harvard Property I, L.P.	3,000,000		1,219,831	4,219,831	679,817

Harvard Property III, L.P.	2,600,000		1,536,624	4,136,624	1,515,626

6142 Campbell, LTD	700,000		241,933	941,933	174,709

Behringer Partners Stemmons LP	1,330,000		316,264	1,646,264	528,730
Past performance is not necessarily indicative of future performance.

TABLE V (UNAUDITED) (Contd.)
RESULTS OF SALES OR DISPOSALS OF PROPERTY

(1)	No purchase money mortgages were taken back by any individual program.
(2)	Financial statements for programs are prepared in accordance with GAAP.
(3)	None of these sales are being reported on the installment basis.
(4)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5)
In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Harvard Property Trust, Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.

(6)	A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(7)	Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (6).
(8)
A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.

(9)	Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (8).
(10)	Asset in partnership known as 1700 North Hampton Building.
(11)	A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(12)	Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (11).
(13)
On October 17, 1998, Harvard Property Trust, Inc. (the “Trust”) entered into a three-year, $40,000,000 revolving credit facility (the “Credit Facility”) with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:

Partnership/Building	Allocated Amount
Harvard Property Atrium LP	$11,205,241
Harvard Property Partners LP (Quadrant Building)	6,197,783
Harvard Property Clarke LP	6,420,337
Harvard Property Superior LP	4,950,134
Harvard Property Capitol LP	4,726,505
TOTAL	$33,500,000

Pursuant to the terms of the Credit Facility, the outstanding borrowings under the Credit Fecility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(14)	Asset in partnership known as Quadrant Building.
(15)
Concurrent with the termination of the Credit Facility detailed in footnote (13), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.

(16)	A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(17)	Non-cash amount representing 100% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (16).
(18)	Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (6).
(19)	Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (8).
(20)	Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (11).
(21)	Non-cash amount representing 100% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (16).

Past performance is not necessarily indicative of future performance.

EXHIBIT C
AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
Behringer Harvard Opportunity REIT I, Inc.
Effective as of April 5, 2006

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.    Election to Participate. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 10(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, including but not limited to Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I LP and the Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Affiliated Programs”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.    Distribution Reinvestment Plan. The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company or board or general partner of an Affiliated Program, as applicable.

3.    General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)    Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated September 20, 2005, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

(b)    After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange or the Nasdaq National Market System (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on the investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)    If a Participant designates in writing that such Participant’s broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above). No dealer manager fee will be paid for Shares purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)    For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)    Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)    Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.    Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.    Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.    Suitability.

(a)    Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Securities.

(b)    For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Securities.

7.    Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.    No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.    Taxes. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10.   Reinvestment in Subsequent Programs. (a) After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)
prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)	a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii)	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)	the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v)	the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b)    The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Prior Program”) to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

(i)	Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

(ii)	A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

(iii)	The offering and sale of the Shares are qualified for sale under the applicable state securities laws;

(iv)	The Participant executes the subscription agreement included with the Company’s prospectus; and

(v)	The participant qualifies under applicable investor suitability standards as contained in the Company’s prospectus.

11.    Termination.

(a)    A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)    Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the Nasdaq National Market System, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)    The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)    After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12.    State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

13.    Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

14.    Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15.    Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

16.    Participation by Limited Partners of Behringer Harvard Opportunity OP I, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP I, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

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